Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Exagen Inc.
Vista, California
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 2023, relating to the financial statements of Exagen Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, P.C.
San Diego, California
November 17, 2023